                                  EX-99.B9(b)
                                   Consent of
                        Blazzard, Grodd & Hasenauer, P.C.




















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
BLAZZARD, GRODD & HASENAUER, P.C.

ATTORNEYS AT LAW                                   CONNECTICUT OFFICE:
                                            943 POST ROAD EAST - P.O. BOX 5108
NORSE N. BLAZZARD**                          WESTPORT, CONNECTICUT 06881-5108
LESLIE E. GRODD*                                 TELEPHONE (203) 226-7866
JUDITH A. HASENAUER**                            FACSIMILE (203) 454-4028
WILLIAM E. HASENAUER*
RAYMOND A. O'HARA III*                               FLORIDA OFFICE:
LYNN KORMAN STONE*                              SUITE 213, OCEANWALK MALL
MAUREEN M. MURPHY*                                101 NORTH OCEAN DRIVE
                                                 HOLLYWOOD, FLORIDA 33019
*   Admitted in Connecticut                      TELEPHONE (305) 920-6590
**  Admitted in Connecticut & Florida            FACSIMILE (305) 920-6902


                                 April 20, 1998



                               CONSENT OF COUNSEL



We consent to the reference to our Firm under the caption "Legal Counsel" contained in the Statement of Additional Information which forms a part of Post-Effective Amendment No. 10 the Registration Statement on Form N-4 (File No. 33-35749) for the individual flexible payment deferred variable annuity contracts ("Contracts") to be issued by First Variable Life Insurance Company and its separate account, First Variable Annuity Fund E.


                                         s/BLAZZARD, GRODD & HASENAUER, P.C.
                                         BLAZZARD, GRODD & HASENAUER, P.C.

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